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                                                                  EX-99.B1(b)

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION


         I.T.D. FUND, INC., a corporation organized and existing under and by virtue of the General Laws of the State of Maryland, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Articles of Incorporation of said corporation:

                  RESOLVED, that the Articles of Incorporation as amended, of I.T.D. FUND, INC., be amended by changing the Article thereof numbered "Second" so that, as amended, said Article shall be and read in full as follows:

                  "Second: The name of the corporation is Silver Star Fund, Inc. (hereinafter called the "Corporation")."

         SECOND: That no stock entitled to vote on the matter was outstanding or subscribed for at the time of directors' approval.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 2-603 and 2-607 of The General Laws of the State of Maryland.

         IN WITNESS WHEREOF, I.T.D. FUND, INC., has caused this certificate to be signed by C.T. Bauer, its President, and attested by Stanley N. Griffith, its Secretary this 10th day of March, 1986.


ATTEST:                               I.T.D. FUND, INC.




/S/ Stanley N. Griffith               By:               /S/ Charles T. Bauer
Stanley N. Griffith, Secretary                     Charles T. Bauer, President

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         THE UNDERSIGNED, President of I.T.D. Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a party, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                   /S/ Charles T. Bauer
                                                       Charles T. Bauer

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